UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2018

LIGAND PHARMACEUTICALS INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3911 Sorrento Valley Boulevard, Suite 110, San Diego, California 92121
(Address of principal executive offices) (Zip Code)

(858) 550-7500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01    Other Information.

On July 9, 2018, Ligand’s wholly-owned subsidiary Crystal Bioscience, Inc. entered into a Research & Development Agreement with Janssen Research & Development, LLC , one of the Janssen Pharmaceutical Companies of Johnson & Johnson, for the development by Ligand of a heavy-chain-only (“HCO”) version of the OmniChicken™ transgenic chicken platform.  Following successful development of the HCO OmniChicken, Janssen may request that Ligand conduct one or more HCO OmniChicken immunization campaigns with novel antigens designated by Janssen Research & Development, LLC, for discovery of fully-human antibodies to be further developed and commercialized by Johnson & Johnson.

Ligand is eligible to earn defined milestone payments upon achievement of pre-determined deliverables.  Upon completion of development of the HCO OmniChicken Ligand may make the HCO OmniChicken platform available to other commercial partners.

Ligand’s HCO OmniChicken platform will have two multi-specific applications: the generation and discovery of domain antibodies and the generation and discovery of polyclonal HCO antibodies.

Ligand's OmniAb® therapeutic antibody platforms, OmniRat®, OmniFlic®, OmniMouse® and OmniChicken™, produce highly diversified, fully human antibody repertoires optimized in vivo for manufacturability, therapeutic efficacy and reduced immunogenicity.  OmniChicken™ chickens have been genetically modified to have the immunoglobulin genes replaced with corresponding human genes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date:    July 11, 2018
By:     /s/ Charles S. Berkman
Name: Charles S. Berkman
Title: Vice President, General Counsel and Secretary